Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91957, 333-46967, 333-96813, 333-105509, 333-107137, 333-11894, 333-117717, 333-122114, 333-125565, 333-132611, 333-140110, 333-148060, 333-152591, 333-165958, 333-165960, 333-178592, 333-178832 and 333-182703) and Form S-8 (Nos. 333-93435, 333-138598, 333-152284, 333-167365, 333-174392 and 333-182704) of Apricus Biosciences, Inc. of our report dated September 27, 2012 relating to the financial statements of Finesco SAS, which appears in the Current Report on Form 8-K of Apricus Biosciences, Inc. dated July 12, 2012.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

September 27, 2012